UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022 (September 5, 2022)

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Core & Main, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

1830 Craig Park Court
St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 5, 2022, the Board of Directors (the “Board”) of Core & Main, Inc. (the “Company”) approved an increase in the size of the Board to twelve directors effective as of September 5, 2022, and Robert M. Buck was elected to the Board as a Class III director in accordance with the Company’s amended and restated certificate of incorporation, effective as of September 5, 2022, to fill the vacancy on the Board created by the increase in Board size. Mr. Buck was also appointed as a member of the Compensation Committee of the Board. Mr. Buck will hold office until the 2024 annual general meeting of stockholders or until removed from office in accordance with the Company’s amended and restated certificate of incorporation. There was no arrangement or understanding between Mr. Buck and any other person pursuant to which he was selected as a director.
Mr. Buck currently serves as the President and Chief Executive Officer of TopBuild Corp. (“TopBuild”), a position he has held since January 2021. Prior to his role as Chief Executive Officer, Mr. Buck was the Chief Operating Officer of TopBuild, following its spin-off from Masco Corporation (“Masco”) in June 2015. His previous experience includes 18 years at Masco, where he served in various executive roles. Mr. Buck also currently serves as a member of the board of directors of TopBuild. Mr. Buck holds a B.S. in Information System/Operations Management and an M.B.A., each from the University of North Carolina at Greensboro.
In connection with his election to the Board, Mr. Buck will receive a pro rata portion of the standard annual compensation for service on the Board and the Compensation Committee. Standard compensation for service on the Board is equal to $190,000, to be paid in $120,000 of restricted stock units of the Company to be issued under the Company’s 2021 Omnibus Equity Incentive Plan and $70,000 in cash, plus an additional $10,000 in cash for service on the Compensation Committee. In addition, the Company will enter into an indemnification agreement with Mr. Buck pursuant to which the Company is required to indemnify Mr. Buck against certain liabilities which may arise by reason of his status or service as a director and to advance expenses to him, subject to reimbursement if it is determined that he is not entitled to indemnification. The form of such indemnification has been filed as Exhibit 10.9 to the Company’s Form 10-K, filed with the Securities and Exchange Commission on March 30, 2022.

Item 8.01 Other Events.
On September 7, 2022, the Company issued a press release announcing the appointment of Mr. Buck as a director, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated September 7, 2022.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core & Main, Inc.

By:	/s/ Stephen O. LeClair
Name:	Stephen O. LeClair
Title:	Chief Executive Officer

Date: September 7, 2022